UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Eagle Rock Energy Partners, L.P.’s (the “Partnership”) existing borrowing base of $135 million under its senior secured credit facility was reaffirmed by its commercial lenders as a result of the Partnership’s regularly scheduled semi-annual borrowing base redetermination.  The reaffirmation is effective as of October 1, 2009, with no additional fees or increases in interest rate spread incurred.

The Partnership has also furnished, as of October 13, 2009, an update to its hedging overview presentation posted on its website. The updated hedging presentation includes hedge reset transactions executed on October 8, 2009 as well as additional information about the nature of its commodity hedging activities and its current portfolio of commodity derivative transactions. The presentation entitled "Commodity Hedging Overview," dated October 13, 2009, can be accessed by going to www.eaglerockenergy.com, select Investor Relations, then select Presentations.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On October 13, 2009, the Partnership issued a press release announcing that on October 9, 2009, the Conflicts Committee of the Board of Directors of the general partner of the general partner of the Partnership received a letter and revised term sheet (together, the “Revised Proposal”), both dated October 9, 2009, from Natural Gas Partners VII, L.P. and Natural Gas Partners VIII, L.P. (collectively with Natural Gas Partners IX, L.P. and other affiliates, “NGP”) as a follow up to NGP’s original letter dated September 17, 2009 which proposed a series of transactions with the Partnership.

The Revised Proposal contemplates: (a) a rights offering by the Partnership to its existing unit holders; (b) a public equity offering by the Partnership; (c) equity investment commitments by NGP to support a portion of the rights offering and public equity offering; (d) a commitment by NGP to purchase the Partnership’s Minerals Business (as defined in the Partnership’s filings with the Securities and Exchange Commission); (e) a contribution by Eagle Rock Holdings, L.P. to the Partnership of all Incentive Distribution Rights in the Partnership and 20,691,495 Subordinated Units; (f) an option in favor of the Partnership to acquire all of the Partnership’s outstanding general partner units by acquiring the Partnership’s general partner and its general partner; (g) the payment by the Partnership to NGP of a transaction fee, in certain circumstances subject to the Partnership’s right to require NGP to reinvest a portion of such transaction fee in the Partnership; and (h) new equity incentives for management.

A copy of the press release is filed herewith as Exhibit 99.1 and a copy of the Revised Proposal is filed herewith as Exhibit 99.2.  Exhibits 99.1 and 99.2 are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated October 13, 2009

99.2	NGP Letter and Preliminary Term Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: October 13, 2009	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated October 13, 2009

99.2	NGP Letter and Preliminary Term Sheet